UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2011

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2011, CareFusion Corporation (the “Company”) issued a news release in which the Company announced that Dwight Winstead, the Company’s Chief Operating Officer, will leave the Company on June 30, 2011 (the “Departure Date”). A copy of the news release is furnished as Exhibit 99.1 to this report.

Under the terms of Mr. Winstead’s retention agreement, dated October 15, 2009 (the “Retention Agreement”), this qualifies as a “termination without cause,” and accordingly, Mr. Winstead will be entitled to certain benefits set forth in the Retention Agreement. Following the Departure Date, Mr. Winstead will receive six months of salary in a lump sum payment in lieu of six months notice under the Retention Agreement. In addition, he will receive a severance payment under the Retention Agreement, paid out in equal installments over a period of one year, equal to his current annual base salary and his current bonus target under the Company’s Management Incentive Plan (“MIP”), which is 100% of his annual base salary. In the aggregate, these amounts will result in the payment of $1,862,500 to Mr. Winstead under the Retention Agreement. In addition, Mr. Winstead will remain eligible for his MIP bonus for the fiscal year ending June 30, 2011, which will be payable at the time fiscal 2011 MIP bonuses are paid to active employees.

In connection with the Retention Agreement, Mr. Winstead also received a retention equity award on October 15, 2009, in the form of 65,151 restricted stock units, which provided for vesting in equal annual installments on October 15, 2012, 2013 and 2014. Under the terms of the agreement for the award (the “Award Agreement”), Mr. Winstead’s rights to these restricted stock units will now vest in full on the Departure Date, and the underlying shares will be delivered in equal annual installments on June 30, 2011, 2012 and 2013. As Mr. Winstead meets the eligibility requirements for retirement under the Company’s 2009 Long-Term Incentive Plan, his rights to other previously granted equity awards have vested in full.

The benefits described herein are subject to the execution by Mr. Winstead of a general release of claims and his compliance with certain restrictive covenants for a two-year period following the Departure Date. The foregoing descriptions are qualified in their entirety by reference to the full text of the Retention Agreement, which together with the Award Agreement has been previously filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on April 5, 2011*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: April 5, 2011	By:	/s/ Joan Stafslien
Name: Joan Stafslien
Title: Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on April 5, 2011*

*	Furnished herewith.